Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports preliminary first quarter 2024 results

Reaffirms full-year 2024 adjusted operating ratio guidance improvement,

including 400+ basis points improvement in the second half

Provides progress update on actions to close margin gap with peers

Results include $600M agreement in principle related to

East Palestine derailment class action litigation

ATLANTA, April 9, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced Tuesday preliminary first quarter 2024 financial results.

Preliminary first quarter 2024 results

	GAAP Results	Adjusted Results
Railway operating revenues	$3,004 million	$3,004 million
Railway operating expenses	$2,791 million	$2,100 million
Income from railway operations	$213 million	$904 million
Operating ratio	92.9%	69.9%
Diluted earnings per share	$0.23	$2.49

“In the first quarter, we delivered an adjusted operating ratio in line with our guidance, which called for a seasonal increase of 100-200 basis points sequentially from the fourth quarter,” said Norfolk Southern President and Chief Executive Officer Alan H. Shaw. “We achieved this result despite macroeconomic challenges and the continued impact of our revenue mix being weighted towards lower-rated traffic, including international intermodal, which continues to be a significant driver of volume growth. We are encouraged that non-GAAP margin improved each month throughout the quarter. Looking ahead, we have strong momentum in our effort to achieve a full year 100-150 basis points improvement, including 400+ basis points of year-over-year improvement in the second half of the year.”

“Norfolk Southern is becoming a more productive and efficient railroad. There is still work to be done to achieve industry-competitive margins and our target of a sub-60% adjusted operating ratio in 3-4 years and we are taking all the right steps to deliver on our promise,” Shaw continued. “Our recently appointed Chief Operating Officer, John Orr, is executing precision scheduled railroading principles and accelerating our operational improvements, which are already yielding positive results. We are moving with urgency, and we are confident in our ability to achieve our near- and long-term operating and financial targets.”

Norfolk Southern’s first quarter results include the impact of a $600 million agreement in principle to resolve a consolidated class action lawsuit relating to the East Palestine derailment. Additionally, preliminary GAAP results include charges associated with the company’s involuntary and voluntary separation programs that will eliminate management positions, as well as costs associated with the recruitment of a new chief operating officer, expenses associated with shareholder matters, and a deferred tax adjustment. Collectively, these increased the company’s railway operating expenses by $691 million, increased its operating ratio by 2,300 basis points, and reduced earnings per share by $2.26.

Despite 4% volume growth, revenues were down 4% due to RPU headwinds primarily from lower fuel surcharge and the continuation of adverse mix along the patterns we experienced in Q4 2023. Additionally, lower Intermodal storage fees, persistent pressure in Domestic Intermodal RPU from over-capacity in the domestic truck market, and lower seaborne coal prices were headwinds to RPU in the quarter. While there were also adverse mix impacts within Merchandise, our laser focus on strong core pricing, supported by considerably improved service, helped deliver all-time quarterly records for revenue less fuel and revenue per unit less fuel in our Merchandise markets.

The unaudited results in this press release are preliminary and subject to the completion of accounting and interim review procedures and are therefore subject to adjustment. Norfolk Southern will announce its full first quarter 2024 financial results during a live conference call and internet webcast at 8:45 a.m. ET on Wednesday, April 24, 2024. Quarterly earnings results will be released in advance of the call and a press release will be posted on the Investors page of the company’s website.

Accelerating Operational Performance

On April 4, the company announced additional initiatives to accelerate strategic and operational progress. These actions include changing the reporting structure in Operations to instill additional rigor, establishing near-term operational initiatives, classifying two hump yards as “High Performance Terminals” where the Company anticipates achieving 33% improvement in dwell time over the next 60 days, and executing a lane rationalization program.

Together, these changes are helping to increase the speed of the Merchandise network and open the door for broader network fluidity and efficiency. In just over two weeks tangible results have already been realized, including:

•	Improved Terminal Dwell by 8%;

•	Increased Merchandise Train Speed by 10%; and

•	Decreased Active Train Count by 11%.

Expected Impact from Baltimore Bridge Collapse

In response to the March 26 Francis Scott Key Bridge collapse, Norfolk Southern is taking proactive steps to mitigate supply chain disruptions and ensure uninterrupted service for customers. Leveraging the company’s extensive franchise footprint and strategic partnerships with ocean carriers, short line railroads, East Coast ports, and other transportation providers, Norfolk Southern is collaborating with customers of all commodity types. Already, the company has launched a new dedicated service to facilitate the flow of freight between the Elizabeth Marine Terminal at the Port of New York and New Jersey and the Seagirt Marine Terminal in Baltimore. Despite ongoing mitigation efforts, and depending on the duration of the port outage, we expect there to be a $50 – 100 million impact on revenue in the second quarter.

East Palestine derailment class action settlement

Norfolk Southern separately announced Tuesday that it has reached a $600 million agreement in principle to resolve a consolidated class action lawsuit relating to the East Palestine derailment. If approved by the court, the agreement will resolve all class action claims within a 20-mile radius from the derailment and, for those residents who choose to participate, personal injury claims within a 10-mile radius from the derailment. This settlement furthers the work Norfolk Southern has done to make it right in East Palestine and the surrounding communities, while providing finality and flexibility for settlement class members. This agreement does not include or constitute any admission of liability, wrongdoing, or fault. Norfolk Southern continues to pursue all applicable insurance coverage with respect to this agreement.

The press release pertaining to this announcement can be found at https://norfolksouthern.mediaroom.com/. To learn more about Norfolk Southern’s commitment and ongoing remediation efforts for East Palestine and the surrounding communities, visit NSMakingItRight.com.

To learn more ahead of Norfolk Southern’s Annual Meeting, visit VoteNorfolkSouthern.com.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual

Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to satisfy the performance goals set under the 2024 annual incentive plan and to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “goals,” “estimate,” “opportunity,” “targets,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted railway operating expenses, adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our preliminary first quarter 2024 non-GAAP financial results exclude the effects of certain charges related to the Eastern Ohio incident, restructuring efforts, shareholder matters, and a deferred tax adjustment. The following table adjusts our preliminary first quarter 2024 GAAP financial results to exclude the effects of the charges. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. With respect to projections and estimates for future adjusted operating ratio, including full-year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, we are unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results.

($ in millions except per share amounts)	First
Quarter 2024
Railway operating expenses	$2,791
Effect of the Incident and restructuring and other charges	(691)

Adjusted railway operating expenses	$2,100

Income from railway operations	$213
Effect of the Incident and restructuring and other charges	691

Adjusted income from railway operations	$904

Operating ratio	92.9%
Effect of the Incident and restructuring and other charges	(23.0%)

Adjusted operating ratio	69.9%

Diluted earnings per share	$0.23
Effect of the Incident, restructuring and other charges, shareholder advisory costs, and deferred tax adjustment	2.26

Adjusted diluted earnings per share	$2.49